UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2011

AF OCEAN INVESTMENT MANAGEMENT COMPANY
(Exact name of small business issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

333-172052	14-1877754
(Commission File Number)	(IRS Employer Identification No.)

2701 4th Street North, Units 102/103

St. Petersburg, Florida 3370

(Address of principal executive offices and zip code)

(727) 896-3278

 (Registrant’s telephone number including area code)

DINELLO RESTAURANT VENTURES, INC.

 (Registrant’s former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2011, Mr. John Paquette voluntarily submitted his resignation as President and Director; his resignation was accepted by the Board of Directors on the same day.  Mr. Paquette resigned due to the constraints of personal and business commitments and has no disagreements with the Company or the incoming officers or directors.  The Board of Directors of the Company appointed current director, Mr. Andy Z. Fan, age 47, to serve as President of the Company effective 5:00 PM EST, October 7, 2011.

There are no arrangements or understanding between Mr. Andy Fan and any other person pursuant to which he was selected as a Director, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which he will have a direct or indirect material interest.  In addition, there are no family relationships between Mr. Andy Fan and any other director or executive officer of the Company.

Background of Mr. Andy Z. Fan:

Mr. Andy Fan is a prominent Chinese-American businessman with outstanding connections with the Chinese government, long standing relationships with Chinese media, and has a strong fan base in China where he has appeared in various forms of media over the past few years. He was once the interpreter for China's Head of State -- Prime Minister Li Peng. Later, he was awarded a full scholarship to study on the graduate level in the U.S., and was introduced to former U.S. President Bill Clinton by the University President and served as Clinton's Chinese interpreter.   Mr. Andy Fan's popular book "Clinton and My Life" has made him an idol to millions of Chinese students, and a well-respected sought-after public speaker.

His nine popular books in China, including the No. 1 best seller in China in June 2011, also make him a frequent guest on TV, as well as being followed and interviewed by media everywhere he goes. He has been on numerous magazine covers, including “Chinese Business Leader”, “China Celebrity”, “China Private Capital”, “World Chinese Businessman”, “Discovery”, “Commerce”, “The View”, among others. To millions of fans and their parents across the country, Andy is their hero and a super star. Due to his popularity, he is often invited as the guest of honor and speaker by many prominent organizations, such as being invited to Nobel Laureates Beijing Forum and Forbes China City Investment Forum. In 2009, in celebration of the 60th anniversary of the founding of the People’s Republic of China, Mr. Andy Fan was chosen to be one of “China’s 60 Role Models in 60 Years”, and his portrait was printed on a Chinese Postage Stamp that same year.

In 2008, Mr. Andy Fan founded and was the chairman and CEO of American Pacific Rim Commerce Group (OTC Greys:  “APRM”), a U.S. public company with the purpose of providing an on-line marketplace for trade between U.S. small and mid-size businesses and Chinese businesses and consumers. In October 2009, Mr. Andy Fan left APRM and started serving on the Board of Directors of One World Ventures, Inc. – another U.S. public company (OTC Pinks: “OWVI”).  One World Ventures, Inc. is a holding company with management resourced in Asia and the United States that invests in technologies, communities and systems that facilitate trade, finance, communication, and travel across international boundaries, cultures and languages.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AF OCEAN INVESTMENT MANAGEMENT COMPANY

Dated: October 11, 2011	By:	/s/ ANDY Z. FAN
Name: Andy Z. Fan Title: President and Chairman